Exhibit 99.1

CAIS and Franklin Templeton Expand Partnership to Drive Alternative Investment Access

and Education

Private Real Estate and Private Credit strategies from Clarion Partners and Benefit Street

Partners Now Available at CAIS

Franklin Templeton Academy Adopts CAIS IQ for Alternatives Education

NEW YORK -- (BUSINESS WIRE) -- CAIS, the leading alternative investment platform, today announced the addition of alternatives strategies managed by Franklin Templeton’s specialist investment managers -- private real estate manager Clarion Partners and private credit manager Benefit Street Partners -- to its selection of strategies available for financial advisors.

“We are excited to deepen our relationship and provide independent advisors access to Franklin Templeton’s expanding offering of alternative investment strategies,” said Matt Brown, Founder and CEO. “At the same time, we are proud that CAIS IQ will help power the Franklin Templeton Academy and drive advisor education for alternative investments broadly.”

Now available on the CAIS platform is Clarion Partners Real Estate Income Fund Inc. (CPREIF), which seeks to offer investors direct access to a portfolio of privately held, income-producing, institutional-quality commercial real estate properties.

CAIS is also making available Franklin BSP Capital Corporation (FBCC), a non-listed business development company that primarily invests in first and second lien senior secured loans to predominantly private U.S. middle market companies.

Simultaneously, the Franklin Templeton Academy is partnering with CAIS IQ to develop educational programs to assist Franklin Templeton’s investment consultants in educating advisors on how alternative investments can potentially benefit their clients’ portfolios. The Franklin Templeton Academy reaches tens of thousands of advisors and other professionals around the world with practice management and market knowledge content.

“Our specialist investment managers have a range of alternative investment capabilities across real estate, private credit, private equity and hedge fund strategies, many of which had mainly been available to institutional clients in the past. We are excited to continue to expand access to these managers via CAIS’s marketplace,” said Shane Clifford, Senior Managing Director for Alternative Strategies at Franklin Templeton. “Our partnership with CAIS also gives our sales team and clients access to its robust learning system, which supports our mission to take a more holistic approach to helping investors reach their desired investment outcomes.”

Alternative assets are expected to make up to 24% of the global investable market by 2025, according to the Chartered Alternative Investment Analyst Association, up from 12% in 2018. In the last year alone, transaction volume on the CAIS platform has increased by 69%, with the number of platform users increasing by 29%.

This partnership announcement follows the company securing over $325 million in growth capital from Apollo, Motive Partners, Franklin Templeton, Reverence Capital Partners, and Stone Point Ventures which values the Company at more than $1.1 billion.

This press release, and the information contained herein, is provided for discussion purposes only and is not intended as, and may not be relied on in any manner, as an offer to sell, a solicitation of an offer to purchase or a recommendations of an interest in any investment vehicle, including, without limitation, those named herein. Any such offer may only be made pursuant to the delivery of formal offering documents. Alternative investments are complex, speculative investment vehicles and are not suitable for all investors. An investment in an alternative investment entails a high degree of risk and no assurance can be given that any alternative investment's investment objectives will be achieved or that investors will receive a return of their capital. CAIS makes no representation or warranties with respect to the information provided such information should not be relied upon in connection with an investment decision or for any other reason whatsoever. Past performance is no an indication or guarantee of future results.

All investments involve risk, including possible loss of principal.

CPREIF is newly organized, with a limited history of operations. An investment in the Fund involves a considerable amount of risk. The Fund is designed primarily for long-term investors and an investment in the Fund should be considered illiquid. Shareholders may not be able to sell their shares in the Fund at all or at a favorable price. Fixed income securities involve interest rate, credit, inflation, and reinvestment risks. As interest rates rise, the value of fixed income securities fall. High yield bonds possess greater price volatility, illiquidity, and possibility of default. The Fund’s investments are highly concentrated in real estate investments, and therefore will be subject to the risks typically associated with real estate, including but not limited to local, state, national or international economic conditions; including market disruptions caused by regional concerns, political upheaval, sovereign debt crises and other factors. Asset-backed, mortgage-backed or mortgage-related securities are subject to prepayment and extension risks. The Fund employs leverage, which increases the volatility of investment returns and subjects the Fund to magnified losses if an underlying fund’s investments decline in value. The Fund may use derivatives, such as options and futures, which can be illiquid, may disproportionately increase losses, and have a potentially large impact on Fund performance.

BEFORE INVESTING, CAREFULLY CONSIDER THE FUND’S INVESTMENT OBJECTIVES, RISKS, CHARGES AND EXPENSES. YOU CAN FIND THIS AND OTHER INFORMATION IN ITS PROSPECTUS AT WWW.CPREIF.COM. PLEASE READ THE PROSPECTUS CAREFULLY.

About CAIS

CAIS is a leading alternative investment platform for financial advisors who seek improved access to, and education about, alternative investment funds and products. CAIS provides financial advisors with a broad selection of alternative investment strategies, including hedge funds, private equity, private credit, real estate, digital assets, and structured notes, allowing them to capitalize on opportunities and/or withstand ever-changing markets. CAIS also provides an industry-leading learning system, CAIS IQ, to help advisors learn faster, remember longer, and improve client outcomes.

All funds listed on CAIS undergo Mercer's independent due diligence and ongoing monitoring. Mercer diligence reports and fund ratings are available to advisors on the CAIS password-protected platform. CAIS streamlines the end-to-end transaction process through digital subscriptions and integrated reporting with Fidelity, Schwab, and Pershing, which make investing in alternatives simple.

Founded in 2009, CAIS, a fintech leader, is empowering over 5,300+ unique advisor firms/teams who oversee more than $2.5+ trillion in network assets. Since its inception, CAIS has facilitated over $17+ billion in transaction volume as the first truly open marketplace where financial advisors and asset managers engage and transact directly on a massive scale. CAIS has offices in New York, Los Angeles, Austin, and San Francisco. For more information about CAIS, please visit www.caisgroup.com.

Securities offered through CAIS Capital LLC, member FINRA, SIPC.

About Franklin Templeton

Franklin Resources, Inc. [NYSE:BEN] is a global investment management organization with subsidiaries operating as Franklin Templeton and serving clients in over 155 countries. Franklin Templeton’s mission is to help clients achieve better outcomes through investment management expertise, wealth management and technology solutions. Through its specialist investment managers, the company offers boutique specialization on a global scale, bringing extensive capabilities in equity, fixed income, multi-asset solutions and alternatives. With offices in more than 30 countries and approximately 1,300 investment professionals, the California-based company has 75 years of investment experience and approximately $1.5 trillion in assets under management as of April 30, 2022.

Franklin Templeton manages over $200 billion in aggregate alternatives assets under management, including private real estate through Clarion Partners, alternative credit through Benefit Street Partners, hedge fund strategies via K2 Advisors and secondary private equity and co-investments via Lexington Partners.

For more information, please visit franklintempleton.com.

FBCC is managed by its investment adviser, Franklin BSP Capital Adviser L.L.C., an affiliate of Benefit Street Partners L.L.C.

Clarion Partners, LLC, Franklin BSP Capital Corporation, Lexington Partners, L.P., K2 Advisors, LLC and Franklin Distributors, LLC are Franklin Templeton affiliated companies.

Contact

For CAIS:

Nadia Damouni

pro-CAISPR@Prosek.com

For Franklin Templeton:

Pholida Barclay

pholida.barclay@franklintempleton.com